Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Robert D. Stiles
Chief Financial Officer
T: +352 2469 7903
E: robert.stiles@altisource.lu
ALTISOURCE ANNOUNCES ACQUISITION OF
THE MORTGAGE PARTNERSHIP OF AMERICA, L.L.C.
The alliance of Altisource and The Mortgage Partnership of America, L.L.C. (MPA) expands the value proposition for members of the Lenders One Mortgage Cooperative, managed by MPA, via access to
Altisource’s growing suite of origination-oriented services.
Luxembourg, 12 February 2010 — Altisource Portfolio Solutions (NASDAQ: ASPS) announced today the acquisition of The Mortgage Partnership of America, L.L.C. (MPA). MPA serves as the manager of the Lenders One Mortgage Cooperative (Lenders One), a national alliance of mortgage bankers established in 2000 that consists of more than 155 members that originated more than $75 billion in mortgage loans during 2009.
The acquisition reflects Altisource’s commitment to invest in mortgage services that span the entire lifecycle of a loan. With the combination of Altisource and MPA, the members of Lenders One will now benefit from Altisource’s delivery model for mortgage services.
“MPA has been, and will continue to be, dedicated to supporting Lenders One’s mortgage banking members as they deliver quality products and services to their customers. As a result of this focus, Lenders One has evolved into a strong and growing brand with some of the leading independent mortgage bankers in the country” said William B. Shepro, Chief Executive Officer of Altisource. “We are convinced that through the combination of Altisource and MPA, we will be able to offer an improved capital market and loan execution strategy adaptable by each member that will ultimately drive members’ loan volumes, lower members’ costs and make members’ loans worth more.”
“The alignment with Altisource is the next logical step to unlock more value for our members” said Scott Stern, Chief Executive Officer of Lenders One. He noted, “We will continue to work closely with our members, now with the resources of Altisource supporting us, to create, facilitate and implement services designed to ultimately make our members more competitive in the mortgage loan origination marketplace.”
William B. Shepro added, “With the acquisition of MPA, we take a significant step in our evolution in becoming a full service provider in the mortgage services vertical.”
Altisource will retain MPA’s leadership and team. Consideration for the transaction consisted of cash, paid from available funds, and less than 5% of the shares of Altisource. Other terms of the deal were not disclosed.
MPA was advised on the transaction by its financial advisor, Milestone Advisors.

About Altisource:
Altisource Portfolio Solutions S.A. (NASDAQ: ASPS) is a provider of services focused on high value, knowledge-based functions principally related to real estate and mortgage portfolio management, asset recovery and customer relationship management. Utilizing our integrated technology that includes decision models and behavioral based scripting engines, we provide solutions that improve our clients’ performance and maximize their returns. Additional information is available at www.altisource.com.
Forward Looking Statements:
This release contains forward-looking statements. These statements may be identified by the use of forward-looking terminology including words such as “except,” “should,” “could,” “shall,” and similar expressions. These statements involve a number of risks and uncertainties including the difficulty in predicting the acceptance of our services by members of Lenders One Mortgage Cooperative, as well as other factors noted in our Form 10 and subsequent SEC filings. We caution that such forward-looking statements are qualified and involve risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Altisource disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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